Noodles & Company Leveraging Expanded Delivery and To-Go Service Options in Response to COVID-19
Company Increases Cash Reserves
BROOMFIELD, Colo., March 20, 2020 (Globe Newswire) - Noodles & Company (NASDAQ:NDLS), known for serving classic noodle, Zoodle and Caulifloodle dishes from around the world, has announced it now offers free direct delivery through Noodles.com and the Noodles & Company app. Historically, over half of Noodles & Company’s sales have been through to-go and delivery offerings, and our expanded delivery options will allow the company to leverage this strong capability during this uncertain time. Noodles & Company will offer free delivery on all orders of $15 or more placed via Noodles.com or on the Noodles Rewards app through March 31, 2020 at participating locations. Additionally, Noodles is offering free delivery nationwide via DoorDash and its newly announced national expansion with Uber Eats.
"The safety and well-being of our guests and our team members is our top priority during this unprecedented time, and we have taken every measure and precaution possible to safely serve and deliver our food to our guests,” said Dave Boennighausen, chief executive officer at Noodles & Company. “Our food travels incredibly well and through our delivery and to-go options, our guests can continue to safely enjoy the Noodles they know and love within the comfort of their own home.”
Increasing Cash Reserves
The Company has enhanced its existing cash position with a draw down under its $100.0 million credit facility to address near term volatility in current market conditions.

The increased borrowing was taken as a precautionary measure to provide enhanced financial flexibility considering the uncertain market conditions arising from the COVID-19/Coronavirus pandemic.
2020 Outlook
As previously announced, due to the current unprecedented market conditions, Noodles & Company has withdrawn its financial guidance for fiscal year 2020 and expects to provide an update on the business on its first quarter 2020 earnings call.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, with noodles and flavors that you know and love as well as new ones you're about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles and Other Noodles, the company serves a world of flavor in every bowl. Made up of more than 450 restaurants and thousands of passionate team members, Noodles was named one of the Best Places to Work by the Denver Business Journal for its unique culture built on the value of "Loving Life," which begins by nourishing and inspiring every team member and guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Contacts:

Investor Relations
investorrelations@noodles.com